Exhibit 99.1

Bradford Walton 415-254-7168, bradford.walton@ball.com
News Release For Immediate Release www.ball.com	Investor Contact: Brandon Potthoff 303-460-2120, bpotthof@ball.com Media Contact: Courtney Reynolds courtney.reynolds@ball.com

Ball Corporation Announces Board and Leadership Transitions

Ronald J. Lewis appointed CEO, effective immediately

Stuart A. Taylor II elected Chairman of the Board

Daniel J. Rabbitt appointed Chief Financial Officer

WESTMINSTER, Colo., Nov. 10, 2025 – Ball Corporation (NYSE: BALL) today announced that the Company’s Board of Directors has appointed Ronald J. Lewis as Chief Executive Officer and a member of the Board of Directors, effective immediately. Lewis succeeds Daniel W. Fisher, who is stepping down from his role. The departure is not related to any disagreement with the company. Stuart A. Taylor II, Ball’s Lead Independent Director, has been elected Chairman of the Board.

“On behalf of the Board, I’d like to thank Dan Fisher for his leadership and many contributions to Ball through the years. Dan has helped guide the company through challenging external conditions, and today Ball is well-positioned to achieve its 2025 objectives,” said Taylor. “Looking ahead, we are confident that Ron is the right leader to advance Ball’s strategy, and strengthen our culture and market leadership. With his strategic vision, commitment to operational excellence, deep understanding of Ball’s business and strong customer relationships, Ball will continue to grow and deliver value for our customers, employees and shareholders. We are proud to name Ron as the 13th CEO in Ball’s 145-year history.”

Lewis has served as Ball’s Chief Supply Chain and Operations Officer since 2024, overseeing the company’s global manufacturing, supply chain, procurement, engineering and operational excellence functions across its global network. Since joining Ball in 2019 as President of the Europe, Middle East and Asia beverage business, Lewis has been instrumental in advancing the company’s operational transformation and growth strategy. He has played a key role in strengthening customer relationships and growing the business and has led key initiatives to enhance end-to-end supply chain agility, optimize global production capacity and implement industry-leading innovative technologies. Before joining Ball, Lewis was Chief Supply Chain Officer at Coca-Cola EuroPacific Partners and held several senior leadership roles in the Coca-Cola system. Earlier in his career, he held various supply chain, procurement, trading and risk management roles at Mars Incorporated and Cargill.

“It is an honor to step into the CEO role and continue building on Ball’s rich history of innovation, deep customer relationships and disciplined growth,” said Lewis. “I look forward to working with our talented team to deliver value for our customers, shareholders and communities.”

Taylor is a private investor who has served on the Board of Directors of Ball since 1999, acted as Presiding Director from 2004 to 2008 and was elected Lead Independent Director in 2019. He brings extensive experience in investment banking, mergers and acquisitions, entrepreneurial investment, strategic leadership and governance experience to the boardroom.

Exhibit 99.1

Ball also announced the appointment of Daniel J. Rabbitt as Chief Financial Officer. Rabbitt, who has served as interim CFO since May, brings more than two decades of experience in corporate strategy, planning and financial leadership. Since joining Ball in 2004, he has held a variety of senior roles, including vice president and general manager of Ball’s aerosol business, and most recently as senior vice president of corporate planning and development.

“Dan Rabbitt has consistently delivered results and demonstrated leadership across his many roles at Ball,” said Taylor. “His deep understanding of our business, commitment to our values and strong financial expertise make him the right leader for our finance organization.”

Taylor added, “With these leadership additions and the recent appointment of John Panichella to the Board, Ball is well positioned for the future.”

The company reaffirms its previously issued full-year comparable diluted earnings per share growth outlook of 12-15%, and is positioned to generate strong free cash flow, increase EVA and continue long-term return of value to shareholders in 2025.

About Ball Corporation

Ball Corporation supplies innovative, sustainable aluminum packaging solutions for beverage, personal care and household products customers. Ball Corporation employs 16,000 people worldwide and reported 2024 net sales of $11.80 billion, which excludes the divested aerospace business. For more information, visit www.ball.com, or connect with us on LinkedIn or Instagram.

Forward-Looking Statement

This release contains "forward-looking" statements concerning future events and operational performance, relating to our plans, strategies, objectives, commitments and guidance. Words such as "will," "continue" and similar expressions typically identify forward looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements, and they should be read in conjunction with, and qualified in their entirety by, these cautionary statements. Ball undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in Ball's Form 10-K.